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                       FOURTH AMENDMENT TO AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT

    This Fourth Amendment to Amended and Restated Revolving Credit Agreement ("Fourth Amendment") dated as of October 30, 1997 by and among EAGLE FINANCE CORP., a Delaware corporation ("Borrower"), CORESTATES BANK, N.A., a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, BANK ONE, CHICAGO, N.A., a national banking association, COLE TAYLOR BANK, an Illinois banking corporation, FLEET BANK, N.A. (successor in interest to Natwest Bank N.A.), NBD BANK, a Michigan banking association, LASALLE NATIONAL BANK, a national banking association, THE SUMITOMO BANK, LIMITED, Chicago branch, a bank organized under the laws of Japan (successor in interest to The Daiwa Bank, Limited), THE NORTHERN TRUST COMPANY (successor in interest to Northern Trust Bank\O'Hare, N.A.) (each individually a "Bank" and collectively "Banks" and CORESTATES BANK, N.A., as agent for the Banks hereunder (in such capacity as "Agent").

                                      BACKGROUND

    A. Borrower, Banks and Agent are parties to a certain Amended and Restated Revolving Credit Agreement dated as of June 30, 1995, as amended (the "Credit Agreement"), which they are willing to further amend on the terms and conditions set forth herein.


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    B.   Capitalized terms used but not otherwise defined in this Fourth
Amendment shall have the meanings respectively ascribed to them in the Credit Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

    1.   AMENDMENTS.

         A. The Credit Agreement is amended by deleting the definitions of "Termination Date" and "Borrowing Base" contained in Section 1.01 of the Credit Agreement in their entirety and replacing such definitions with the following respective definitions:

            "Termination Date" means the earlier of (1) January 30, 1998, or
         (2) the date of termination of the Commitments pursuant to Section
         2.02 or Section 9.01.

            "Borrowing Base" means seventy-five percent (75%) of Eligible Receivables.

         B. The Credit Agreement is amended by adding the following new definition to Section 1.01 of the Credit Agreement:

            "NET WORTH" means the amount of capital stock of Borrower on a consolidated basis, PLUS (or minus in the case of a deficit) the capital surplus and earned surplus of Borrower on a consolidated basis minus the cost of Treasury shares.

         C. The Credit Agreement is amended by modifying the definition of "Eligible Receivable" by deleting Subsections "(xii)" "(xiii)", "(xiv)" and "(xvi)" thereof, and inserting the following new subsections "(xii)" and "(xiii")":

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            (xii)  the receivable is not D Paper;

            (xiii) there has been no Modification with respect to the receivable.

            Subsection "(xv)" of the definition "Eligible Receivable" is renumbered as subsection "(xiv)" and subsection "(xvii)" thereof is renumbered as subsection "(xv)".

         D.   The number "$30,000,000" presently contained in the 29th line of
Section 2.01 of the Credit Agreement shall automatically be reduced to "$25,000,000" as of November 20, 1997, to "$20,000,000" as of December 19, 1997
and to "$15,000,000" as of January 20, 1998. In connection with each such above-stated reduction in the aggregate Commitments of all of the Banks, each Bank's Commitment will be reduced pro rata to the amount opposite each Bank's name on the Schedule "A" attached hereto and made part hereof. Each such reduction in the aggregate Commitments of all of the Banks shall be accompanied by a mandatory prepayment of outstanding Loans to the extent necessary to reduce the amount of Loans outstanding to the then applicable amount of the aggregate Commitments of the Banks.

         E. The LIBOR Interest Rate option is no longer available to Borrower and all Loans shall hereafter be Base Rate Loans. All references to LIBOR Loans contained in the Credit Agreement shall be of no further force or effect. The Credit Agreement is amended by deleting subsections 2.05(1) and (2) thereof in their entirety and replacing such subsections with the following:

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            For any Base Rate Loan, at a per annum rate equal to the Prime Rate plus three (3) percentage points.

         F. The Credit Agreement is amended by deleting Section 2.11 thereof in its entirety and replacing such Section with the following:

            SECTION 2.11 TERM. The term of the Commitments and the Credit Facility under which Revolving Credit Loans shall be made available to Borrower under the terms of this Agreement shall expire on January 30, 1998, as of which date no further Loans shall be made available by Banks to Borrower and on which date all of Borrower's obligations of every kind and nature shall, unless sooner becoming due under the terms of this Agreement, become due and payable in full.

         G. The Credit Agreement is amended by adding new subsections 6.11(19), 6.11(20) and 6.11(21) thereto as follows:

              (19) Within twenty-five (25) days after each month end, a company prepared balance sheet as of the end of such month, a statement of income and retained earnings of Borrower for such month and on a fiscal year to date basis and a statement of cash flows of Borrower for such month and on a fiscal year to date basis, all in reasonable detail and all prepared in accordance with GAAP consistently applied (subject to year-end adjustment) and certified by the chief financial officer of Borrower;

              (20) Within five (5) days of (a) the last day of each month and
              (b) the fifteenth day of each month, statements of receivable delinquency, certified as to accuracy by Borrower's chief financial officer; and

              (21) Within five (5) days of (a) the last day of each month and
              (b) the fifteenth day of each month, certified as to accuracy by Borrower's chief financial officer, to the best of his knowledge, a borrowing base or availability certificate showing the interim calculations for the Borrowing Base. Borrower reconfirms its obligation to provide a borrowing base or availability certificate with the submission of each Advance Request form.

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         H.   The Credit Agreement is amended by deleting subsection 6.11(4) in is entirety and replacing such subsection with the following:

              (4) (a) Contemporaneously with the delivery of the financial statements called for under Section 6.11(1), (2) and (19), a certificate of the chief financial officer of Borrower, certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (b) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a Quarterly Compliance Certificate with computations demonstrating compliance with the covenants contained in Article VIII;

         I. The Credit Agreement is amended by adding the following sentence to the end of Section 6.14:

            In addition to the foregoing examinations, Borrower shall cause BDO Seidman to perform an additional examination of Borrower and to cause a written report thereof to be promptly submitted to Banks prior to December 31, 1997 (the cost and expenses of which shall be the sole responsibility of Borrower), which examination shall include a review of Borrower's reports related to underwriting exceptions for newly purchased accounts (which review shall include a sampling of such accounts to test the validity of the reports), verification of the accuracy of the Borrowing Base and a review of Borrower's collections and delinquencies.

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         J.   The Credit Agreement is amended by deleting Section 8.01 in its entirety and replacing such Section with the following:

            SECTION 8.01. NET WORTH. Borrower shall maintain a Net Worth of not less than the greater of ("Minimum Net Worth") (a) $5,000,000 or
         (b) Borrower's actual Net Worth as shown on Borrower's balance sheet prepared as of September 30, 1997.

            The Minimum Net Worth requirement shall be reduced from time to time by an amount equal to 20% of the net cash proceeds received by Borrower from any sales of receivables permitted hereunder, provided that such covenant requirement shall never decrease below $3,500,000.

         K. The Credit Agreement is amended by deleting Section 8.05 in its entirety.

         L. The Credit Agreement is amended by deleting Section 8.07 in its entirety and replacing such Section with the following:

                   (1) Borrower shall not permit the sum of aggregate Net Owned Receivables with payments 31 days or more contractually past due to exceed $8,000,000 as of the last day of each calendar month. Borrower shall not permit the sum of aggregate Net Owned Receivables with payments 62 days or more contractually past due to exceed $2,500,000 as of the last day of each calendar month.

         M. The Credit agreement in amended by deleting Section 11.04 in its entirety and replacing such Section with the following:

            SECTION 11.04. SUCCESSORS, ASSIGNS AND PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of Borrower, each Bank

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         and Agent and their respective successors and assigns except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of all Banks. Each bank may assign all of its rights and interest in the Loans provided, however, that (i) the parties execute an assignment agreement in form and substance satisfactory to Agent, (ii) the assigning Bank pays Agent a $3,000.00 assignment fee for Agent's account, (iii) any such assignee shall become a Bank for all purposes hereunder, (iv) any such assignment is for an amount not less than the full amount of such Bank's Commitment, (v) the assignment is to a single financial institution and (vi) such assigning Bank receives the prior written consent of Agent and Borrower which consent may be withheld at the discretion of Agent or Borrower, provided, however, that Borrower's consent shall not be required after January 20, 1998 or after the occurrence of an Event of Default of the type described in Section 9.01(1) herein, including without limitation Borrower's failure to timely make any mandatory prepayment required by Section
         2.07 hereof or in Section 9.01(5) herein.

         (b) (i)   Any Bank may in the ordinary course of its business and in accordance with applicable law, with the prior written consent of Agent, which consent shall not unreasonably be withheld, at any time sell to one

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         or more banks or other entities ("Participants")  participating interests in its respective share of the Loans, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Bank had not sold such participating interest, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

         (ii) Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which any such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or

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         Commitment, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment; releases any guarantor of any such Loan or releases all or any substantial part of the Collateral, if any, securing any such Loan.

         (c) Each Bank may from time to time provide financial and other information concerning Borrower to any purchaser, participant or prospective purchaser or participant, provided such party executes a confidentiality agreement.

    2.   EXTENSION FEE.

            Borrower shall, contemporaneously with the execution hereof, pay to Agent in good funds, for the benefit of Banks, an extension fee of $300,000. Agent shall distribute $150,000 of such fee to Banks based on their respective Pro Rata Percentages. The balance of such Fee shall be held by Agent in escrow until January 30, l998, at which time, if Borrower terminates the Commitments and satisfies all obligations of every kind of Borrower to Agent and Banks by January 30, 1998, Agent will refund the $150,000 balance of such fee to Borrower and, if such conditions have not been satisfied, Agent shall distribute such amount to Banks, together with any interest earned thereon, in accordance with their respective Pro Rata Percentages.

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    3.   MISCELLANEOUS.

         A. Borrower represents and warrants to Banks and Agent that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Fourth Amendment. This Fourth Amendment is, or when executed by Borrower and delivered to Agent will be, duly executed and constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with its terms. Borrower hereby ratifies and restates each of the representations and warranties of Borrower set forth in
Article V of the Credit Agreement as being true and correct on the date hereof.

         B. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         C. This Fourth Amendment shall amend and is incorporated into the Credit Agreement. To the extent of any express inconsistency between the terms hereof and the terms of the Credit Agreement, the terms hereof shall control. Except as expressly amended by this Fourth Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

         D. Borrower acknowledges, confirms, represents and covenants that as of October 30, 1997, (a) it is indebted to Banks, without defense, setoff, counterclaim or recoupment of any nature, in the aggregate principal amount of $29,319,000 for

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Revolving Credit Loans made pursuant to the Credit Agreement and (b) all security interests and liens in the Collateral granted to Agent (for the benefit of Agent and Banks) under the Credit Agreement continue to be first priority perfected security interests and continue to secure all obligations and indebtedness of every kind owing from Borrower to Banks and/or Agent.

    IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                  EAGLE FINANCE CORP.


                                  By: __________________________

                                      __________________________
                                       (print name and title)


                                  HARRIS TRUST AND SAVINGS BANK


                                  By:___________________________
                                       (print name and title)


                                  CORESTATES BANK, N.A.


                                  By:____________________________
                                       (print name and title)

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